As filed with the Securities and Exchange Commission on July 21, 2022

Registration No. 333-173116
Registration No. 333-181104
Registration No. 333-188652
Registration No. 333-194440
Registration No. 333-202809
Registration No. 333-210014
Registration No. 333-216472
Registration No. 333-223413
Registration No. 333-239211
Registration No. 333-257316

____________________________________________________________________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________
POST-EFFECTIVE AMENDMENT NO. 1 to

Form S-8 Registration Statement No. 333-173116
Form S-8 Registration Statement No. 333-181104
Form S-8 Registration Statement No. 333-188652
Form S-8 Registration Statement No. 333-194440
Form S-8 Registration Statement No. 333-202809
Form S-8 Registration Statement No. 333-210014
Form S-8 Registration Statement No. 333-216472
Form S-8 Registration Statement No. 333-223413
Form S-8 Registration Statement No. 333-239211
Form S-8 Registration Statement No. 333-257316

UNDER
THE SECURITIES ACT OF 1933
______________________________
Concentrix ServiceSource Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	81-0578975 (I.R.S. Employer Identification Number)

Concentrix ServiceSource Inc.
707 17th Street, 25th Floor
Denver, CO 80202
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

ServiceSource International, Inc. 2011 Equity Incentive Plan
ServiceSource International, Inc. 2011 Employee Stock Purchase Plan
ServiceSource International, LLC 2008 Share Option Plan
ServiceSource International, LLC 2004 Omnibus Share Plan
2020 Equity Incentive Plan
(Full Titles of the Plans)
__________________________

Jane C. Fogarty
Concentrix ServiceSource Inc.
707 17th Street, 25th Floor
Denver, CO 80202
(720) 889-8500

(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to: Allison M. Leopold Tilley Pillsbury Winthrop Shaw Pittman LLP 2550 Hanover Street Palo Alto, CA 94304 (650) 233-4500
______________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES
These post effective amendments (the “Post-Effective Amendments”) remove from registration all shares of common stock, $0.0001 par value (the “Shares”), of Concentrix ServiceSource Inc. (formerly known as ServiceSource International, Inc.), a Delaware corporation (the “Company”), registered under the following Registration Statements on Form S-8 (the “Registration Statements”) filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) pertaining to the registration of the Shares offered under certain employee benefit and equity plans and agreements.

Registration No.	Date Filed With the SEC	Name of Equity Plan or Agreement	Shares Initially Registered
333-173116	03/28/2011	ServiceSource International, Inc. 2011 Equity Incentive Plan ServiceSource International, Inc. 2011 Employee Stock Purchase Plan ServiceSource International, LLC 2008 Share Option Plan ServiceSource International, LLC 2004 Omnibus Share Plan	27,122,031
333-181104	05/02/2012	ServiceSource International, Inc. 2011 Equity Incentive Plan ServiceSource International, Inc. 2011 Employee Stock Purchase Plan	3,628,371
333-188652	05/16/2013	ServiceSource International, Inc. 2011 Equity Incentive Plan ServiceSource International, Inc. 2011 Employee Stock Purchase Plan	3,781,861
333-194440	03/10/2014	ServiceSource International, Inc. 2011 Equity Incentive Plan ServiceSource International, Inc. 2011 Employee Stock Purchase Plan	4,098,238
333-202809	03/17/2015	ServiceSource International, Inc. 2011 Equity Incentive Plan ServiceSource International, Inc. 2011 Employee Stock Purchase Plan	4,204,398
333-210014	03/08/2016	ServiceSource International, Inc. 2011 Equity Incentive Plan ServiceSource International, Inc. 2011 Employee Stock Purchase Plan	4,348,072
333-216472	03/06/2017	ServiceSource International, Inc. 2011 Equity Incentive Plan ServiceSource International, Inc. 2011 Employee Stock Purchase Plan	4,408,796
333-223413	03/02/2018	ServiceSource International, Inc. 2011 Equity Incentive Plan ServiceSource International, Inc. 2011 Employee Stock Purchase Plan	4,512,651
333-239211	06/16/2020	2020 Equity Incentive Plan	6,200,000
333-257316	06/23/2021	2020 Equity Incentive Plan	9,000,000

    On July 20, 2022, pursuant to the Agreement and Plan of Merger, dated as of May 6, 2022 (as may be amended from time to time, the “Merger Agreement”), by and among the Company, Concentrix Corporation, a Delaware corporation (“Parent”), and Concentrix Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Acquisition Sub”), the Company merged with Acquisition Sub (the “Merger”), with the Company surviving the Merger and becoming a wholly owned subsidiary of Parent. As a result of the consummation of the Merger and the other transactions contemplated by the Merger Agreement, the Company has terminated the offerings of the Company’s securities pursuant to the Registration Statements.

    In accordance with undertakings made by the Company in the Registration Statements to remove from registration by means of a post-effective amendment any Shares that remain unsold at the termination of the offerings, the Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on July 21, 2022.

Concentrix ServiceSource Inc.
By:	/s/ Jane C. Fogarty
Jane C. Fogarty Executive Vice President, Legal

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act.